F-6 File No 333-13408

Effective July, 6, 2006, One ADR equals One
Ordinary Share.
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents two (2)
deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF Pounds 0.25 EACH OF
WOLSELEY plc
(INCORPORATED UNDER THE LAWS OF
ENGLAND AND WALES)
             The Bank of New York, as
depositary (hereinafter called the Depositary),
hereby certifies that___________
_______________________________________
_____, or registered assigns IS THE OWNER
OF _____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares (herein
called Shares) of Wolseley plc, incorporated
under the laws of England and Wales (herein
called the Company).  At the date hereof, each
American Depositary Share represents two (2)
Shares deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the London, England office of The
Bank of New York (herein called the
Custodian).  The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive
office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286
1.	THE DEPOSIT AGREEMENT.
             This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon the
terms and conditions set forth in the Amended
and Restated Deposit Agreement dated as of
February 2, 2004 (herein called the Deposit
Agreement), by and among the Company, the
Depositary, and all Owners and Beneficial
Owners from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the office of the Custodian.
             The statements made on the face
and reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement and
are qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth
in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
             Upon surrender at the Corporate
Trust Office of the Depositary of this Receipt,
and upon payment of the fee of the Depositary
provided in this Receipt, and subject to the terms
and conditions of the Deposit Agreement, the
Owner hereof is entitled to delivery, to him or
upon his order, of the Deposited Securities at the
time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be
made by the delivery of (a) certificates in the
name of the Owner hereof or as ordered by him
or certificates properly endorsed or accompanied
by proper instruments of transfer and (b) any
other securities, property and cash to which such
Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of the
Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk
and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF
RECEIPTS.
             The transfer of this Receipt is
registrable on the books of the Depositary at its
Corporate Trust Office by the Owner hereof in
person or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed for
transfer or accompanied by proper instruments
of transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, evidencing the same aggregate number
of American Depositary Shares as the Receipt or
Receipts surrendered.  As a condition precedent
to the execution and delivery, registration of
transfer, split-up, combination, or surrender of
any Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presentor of the
Receipt of a sum sufficient to reimburse it for
any tax or other governmental charge and any
stock transfer or registration fee with respect
thereto (including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable fees
as provided in this Receipt, may require the
production of proof satisfactory to it as to the
identity and genuineness of any signature and
may also require compliance with any
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including, without
limitation, this Article 3.
             The delivery of Receipts against
deposit of Shares generally or against deposit of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the transfer
books of the Depositary are closed, or if any
such action is deemed necessary or advisable by
the Depositary or the Company at any time or
from time to time because of any requirement of
law or of any government or governmental body
or commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to the provisions of the
following sentence.  Notwithstanding anything
to the contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books of
the Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any
U.S. or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal of
the Deposited Securities.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the Deposit
Agreement any Shares required to be registered
under the provisions of the Securities Act of
1933, unless a registration statement is in effect
as to such Shares.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR
TAXES.
             If any tax or other governmental
charge shall become payable with respect to any
Receipt or any Deposited Securities represented
hereby, such tax or other governmental charge
shall be payable by the Owner or Beneficial
Owner hereof to the Depositary.  The Depositary
may refuse to effect any transfer of this Receipt
or any withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such payment is
made, and may withhold any dividends or other
distributions, or may sell for the account of the
Owner or Beneficial Owner hereof any part or
all of the Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental
charge and the Owner or Beneficial Owner
hereof shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT
OF SHARES.
             Every person depositing Shares
under the Deposit Agreement shall be deemed
thereby to represent and warrant that such
Shares and each certificate therefor are validly
issued, fully paid, non-assessable, and free of
any preemptive rights of the holders of
outstanding Shares and that the person making
such deposit is duly authorized so to do.  Every
such person shall also be deemed to represent
that such Shares and the Receipts evidencing
American Depositary Shares representing such
Shares would not be Restricted Securities.  Such
representations and warranties shall survive the
deposit of Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
             Any person presenting Shares
for deposit or any Owner or Beneficial Owner of
a Receipt may be required from time to time to
file with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information relating to
the registration on the books of the Company or
the Foreign Registrar, if applicable, to execute
such certificates and to make such
representations and warranties, as the Depositary
may deem necessary or proper.  The Depositary
may withhold the delivery or registration of
transfer of any Receipt or the distribution of any
dividend or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed or such certificates are
executed or such representations and warranties
made.  No Share shall be accepted for deposit
unless accompanied by evidence satisfactory to
the Depositary that any necessary approval has
been granted by any governmental body in the
Untied Kingdom which is then performing the
function of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
             The Company agrees to pay the
fees, reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with agreements in
writing entered into between the Depositary and
the Company from time to time.  The Depositary
shall present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
             The following charges shall be
incurred by any party depositing or withdrawing
Shares or by any party surrendering Receipts or
to whom Receipts are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be in
effect for the registration of transfers of Shares
generally on the Share register of the Company
or Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on the
making of deposits or withdrawals under the
terms of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as are
expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof)
for the execution and delivery of Receipts
pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion thereof)
for any cash distribution made pursuant to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an amount
equal to the fee for the execution and delivery of
American Depositary Shares referred to above
which would have been charged as a result of
the deposit of such securities (for purposes of
this clause 7 treating all such securities as if they
were Shares), but which securities are instead
distributed by the Depositary to Owners, and (8)
any other charge payable by the Depositary, any
of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of Shares
or other Deposited Securities (which charge
shall be assessed against Owners of record as of
the date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions).
             The Depositary, subject to
Article 8 hereof, may own and deal in any class
of securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF
RECEIPTS.
             Notwithstanding Section 2.03 of
the Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the receipt
of Shares pursuant to Section 2.02 of the Deposit
Agreement (a Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and
cancellation of Receipts which have been Pre-
Released, whether or not such cancellation is
prior to the termination of such Pre-Release or
the Depositary knows that such Receipt has been
Pre-Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that such
person, or its customer, owns the Shares or
Receipts to be remitted, as the case may be, (b)
at all times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary on
not more than five (5) business days notice, and
(d) subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
The number of American Depositary Shares
which are outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under the
Deposit Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
             The Depositary may retain for
its own account any compensation received by it
in connection with the foregoing.
9.	TITLE TO RECEIPTS.
             It is a condition of this Receipt
and every successive Owner and Beneficial
Owner of this Receipt by accepting or holding
the same consents and agrees, that title to this
Receipt when properly endorsed or accompanied
by proper instruments of transfer, is transferable
by delivery with the same effect as in the case of
a negotiable instrument under the laws of New
York; provided, however, that the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes.
10.	VALIDITY OF RECEIPT.
             This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar for
the Receipts shall have been appointed and such
Receipts are countersigned by the manual of a
duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
             The Company is subject to the
periodic reporting requirements of the Securities
Exchange Act of 1934 and, accordingly, files
certain reports with the Commission.  Such
reports will be available for inspection and
copying by Owners and Beneficial Owners at
the public reference facilities maintained by the
Commission located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
             The Depositary will make
available for inspection by Owners of Receipts
at its Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also send to Owners of Receipts
copies of such reports when furnished by the
Company pursuant to the Deposit Agreement.
             The Depositary will keep books,
at its Corporate Trust Office, for the registration
of Receipts and transfers of Receipts which at all
reasonable times shall be open for inspection by
the Owners of Receipts provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts in the
interest of a business or object other than the
business of the Company or a matter related to
the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
             Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt thereof
any amounts received in a foreign currency can
in the judgment of the Depositary be converted
on a reasonable basis into United States dollars
transferable to the United States, and subject to
the Deposit Agreement, convert such dividend
or distribution into dollars and will distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts entitled
thereto; provided, however, that in the event that
the Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes, the amount distributed to the Owners of
the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
             Subject to the provisions of
Section 4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution described in
Section 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary will cause the
securities or property received by it to be
distributed to the Owners entitled thereto, in any
manner that the Depositary may deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for any
other reason the Depositary deems such
distribution not to be feasible, the Depositary
may adopt such method as it may deem
equitable and practicable for the purpose of
effecting such distribution, including, but not
limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale
(net of the fees and expenses of the Depositary
as provided in Article 7 hereof and Section 5.09
of the Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject to
the conditions described in Section 4.01 of the
Deposit Agreement.
             If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may distribute to the Owners of
outstanding Receipts entitled thereto, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend or
free distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the issuance
of American Depositary Shares evidenced by
Receipts, including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement.  In lieu
of delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the manner
and subject to the conditions described in
Section 4.01 of the Deposit Agreement.  If
additional Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
             In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other govern-
mental charge which the Depositary is obligated
to withhold, the Depositary may by public or
private sale dispose of all or a portion of such
property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges, and
the Depositary shall distribute the net proceeds
of any such sale after deduction of such taxes or
charges to the Owners of Receipts entitled
thereto.
13.	RIGHTS.
             In the event that the Company
shall offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary shall have
discretion as to the procedure to be followed in
making such rights available to any Owners or
in disposing of such rights on behalf of any
Owners and making the net proceeds available
to such Owners or, if by the terms of such rights
offering or for any other reason, the Depositary
may not either make such rights available to any
Owners or dispose of such rights and make the
net proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If at
the time of the offering of any rights the
Depositary determines in its discretion that it is
lawful and feasible to make such rights available
to all or certain Owners but not to other Owners,
the Depositary may distribute to any Owner to
whom it determines the distribution to be lawful
and feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments therefor in
such form as it deems appropriate.
             In circumstances in which rights
would otherwise not be distributed, if an Owner
of Receipts requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner hereunder, the Depositary
will make such rights available to such Owner
upon written notice from the Company to the
Depositary that (a) the Company has elected in
its sole discretion to permit such rights to be
exercised and (b) such Owner has executed such
documents as the Company has determined in its
sole discretion are reasonably required under
applicable law.
             If the Depositary has distributed
warrants or other instruments for rights to all or
certain Owners, then upon instruction from such
an Owner pursuant to such warrants or other
instruments to the Depositary from such Owner
to exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees and
expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of
such Owner, exercise the rights and purchase the
Shares, and the Company shall cause the Shares
so purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to such
Owner.  In the case of a distribution pursuant to
the second paragraph of this Article 13, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
             If the Depositary determines in
its discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the Owners
to whom it has determined it may not lawfully or
feasibly make such rights available, and allocate
the net proceeds of such sales (net of the fees
and expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions or
the date of delivery of any Receipt or otherwise.
             The Depositary will not offer
rights to Owners unless both the rights and the
securities to which such rights relate are either
exempt from registration under the Securities
Act of 1933 with respect to a distribution to all
Owners or are registered under the provisions of
such Act; provided, that nothing in this Deposit
Agreement shall create, any obligation on the
part of the Company to file a registration
statement with respect to such rights or
underlying securities or to endeavor to have such
a registration statement declared effective.  If an
Owner of Receipts requests the distribution of
warrants or other instruments, notwithstanding
that there has been no such registration under
such Act, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States for
the Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
             The Depositary shall not be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner in
particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
             Whenever the Depositary or the
Custodian shall receive foreign currency, by way
of dividends or other distributions or the net
proceeds from the sale of securities, property or
rights, and if at the time of the receipt thereof the
foreign currency so received can in the judgment
of the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the Depositary
shall convert or cause to be converted, by sale or
in any other manner that it may determine, such
foreign currency into Dollars, and such Dollars
shall be distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any Receipt or otherwise and
shall be net of any expenses of conversion into
Dollars incurred by the Depositary as provided
in Section 5.09 of the Deposit Agreement.
             If such conversion or
distribution can be effected only with the
approval or license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if any, as it
may deem desirable.
             If at any time the Depositary
shall determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the opinion
of the Depositary is not obtainable, or if any
such approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in its
discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
             If any such conversion of
foreign currency, in whole or in part, cannot be
effected for distribution to some of the Owners
entitled thereto, the Depositary may in its
discretion make such conversion and distribution
in Dollars to the extent permissible to the
Owners entitled thereto and may distribute the
balance of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
             Whenever any cash dividend or
other cash distribution shall become payable or
any distribution other than cash shall be made,
or whenever rights shall be issued with respect
to the Deposited Securities, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share, or whenever the Depositary
shall find it necessary or convenient, the
Depositary shall fix a record date (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions
for the exercise of voting rights at any such
meeting, or (b) on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions of
the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
             Upon receipt of notice of any
meeting of holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary, which
shall contain (a) such information as is contained
in such notice of meeting received by the
Depositary from the Company, (b) a statement
that the Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision of
law and of the memorandum and articles of
association of the Company, to instruct the
Depositary as to the exercise of the voting rights,
if any, pertaining to the amount of Shares or
other Deposited Securities represented by their
respective American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given. Upon the written
request of an Owner of a Receipt on such record
date, received on or before the date established
by the Depositary for such purpose, the
Depositary shall endeavor insofar as practicable
to vote or cause to be voted the amount of
Shares or other Deposited Securities represented
by such American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise
the right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
             In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or
in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American Depositary
Shares shall thenceforth represent, in addition to
the existing Deposited Securities, the right to
receive the new Deposited Securities so received
in exchange or conversion, unless additional
Receipts are delivered pursuant to the following
sentence.  In any such case the Depositary may
execute and deliver additional Receipts as in the
case of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
             Neither the Depositary nor the
Company nor any of their respective directors,
employees, agents or affiliates shall incur any
liability to any Owner or Beneficial Owner of
any Receipt, if by reason of any provision of any
present or future law or regulation of the United
States or any other country, or of any other
governmental or regulatory authority, or by
reason of any provision, present or future, of the
memorandum and articles of association of the
Company, or by reason of any provision of any
securities issued or distributed by the Company,
or any offering or distribution thereof, or by
reason of any act of God or war or other
circumstances beyond its control, the Depositary
or the Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the terms
of the Deposit Agreement or Deposited
Securities it is provided shall be done or
performed; nor shall the Depositary or the
Company or any of their respective directors,
employees, agents or affiliates incur any liability
to any Owner or Beneficial Owner of a Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of any
act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or
performed, or by reason of any exercise of, or
failure to exercise, any discretion provided for in
the Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the
Deposit Agreement, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not dispose of
such distribution or offering on behalf of such
Owners and make the net proceeds available to
such Owners, then the Depositary shall not make
such distribution or offering, and shall allow any
rights, if applicable, to lapse.  Neither the
Company nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary shall
not be subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company shall be
under any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect
of the Receipts, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all expense
and liability shall be furnished as often as may
be required, and the Custodian shall not be under
any obligation whatsoever with respect to such
proceedings, the responsibility of the Custodian
being solely to the Depositary.  Neither the
Depositary nor the Company shall be liable for
any action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or Beneficial Owner of a
Receipt, or any other person believed by it in
good faith to be competent to give such advice
or information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable
for any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or in
connection with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue out of
which such potential liability arises, the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to indemnify
the Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any liability or
expense (including, but not limited to, the
expenses of counsel) which may arise out of acts
performed or omitted, in accordance with the
provisions of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified, or supplemented from time to time, (i)
by either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any of
its directors, employees, agents and affiliates.
No disclaimer of liability under the Securities
Act of 1933 is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
             The Depositary may at any time
resign as Depositary hereunder by written notice
of its election so to do delivered to the
Company, such resignation to take effect upon
the appointment of a successor depositary and its
acceptance of such appointment as provided in
the Deposit Agreement.  The Depositary may at
any time be removed by the Company by 120
days prior written notice of such removal, to
become effective upon the later of (i) the 120th
day after delivery of the notice to the Depositary
and (ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best interest
of the Owners of Receipts to do so, it may
appoint a substitute or additional custodian or
custodians.
20.	AMENDMENT.
             The form of the Receipts and
any provisions of the Deposit Agreement may at
any time and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any respect
which they may deem necessary or desirable.
Any amendment which shall impose or increase
any fees or charges (other than taxes and other
governmental charges, registration fees and
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or which
shall otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty days after notice of
such amendment shall have been given to the
Owners of outstanding Receipts.  Every Owner
of a Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent and
agree to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In no
event shall any amendment impair the right of
the Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in order to
comply with mandatory provisions of applicable
law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
             The Depositary at any time at
the direction of the Company, shall terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 90 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of
all Receipts then outstanding if at any time 90
days shall have expired after the Depositary
shall have delivered to the Company a written
notice of its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.05 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented
by the American Depositary Shares evidenced
by such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary
shall continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights and other property as provided in
the Deposit Agreement, and shall continue to
deliver Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale
of any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).  At
any time after the expiration of one year from
the date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in each
case, the fee of the Depositary for the surrender
of a Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the
terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  Upon the termination of the Deposit
Agreement, the Company shall be discharged
from all obligations under the Deposit
Agreement except for its obligations to the
Depositary with respect to indemnification,
charges, and expenses.
22.	SUBMISSION TO
JURISDICTION; WAIVER OF
IMMUNITIES.
             In the Deposit Agreement, the
Company has (i) appointed Skadden, Arps,
Slate, Meagher & Flom LLP, Four Times
Square, New York, New York 10036, in the
State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or this
Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
             To the extent that the Company
or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or the Deposit
Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.




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